EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       July 31, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of June 28, 2002 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at May 31, 2002, in the Form 10-KSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC



P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net